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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549



                                       FORM 8-K



                                    CURRENT REPORT



                         Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



         Date of Report:  (Date of earliest event reported) January 12, 1998



                             U.S. Office Products Company
                             ----------------------------
                (Exact Name of Registrant as Specified in its Charter)


     Delaware                        0-25372            52-1906050
----------------------------      -------------      ------------------
(State or Other Jurisdiction      (Commission        (I.R.S. Employer
of Incorporation)                 File Number)       Identification No.)



1025 Thomas Jefferson St., N.W., Suite 600E, Washington D.C.       18503
-----------------------------------------------------------      ----------
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code  (202) 339-6700.
                                                    --------------

                                 Not Applicable
                                 --------------
            (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events

     U.S. Office Products Company ("USOP") announced on January 13, 1998 that its board of directors unanimously approved a strategic restructuring plan. The plan involves a $1 billion self-tender for approximately 37 million outstanding shares at a price of $27 per share, the incurrence of approximately $800 million additional indebtedness to help fund the stock repurchase, the spin-off to shareholders of USOP's Corporate Travel Services, Education, Print Management and Technology Solutions Divisions, and a $270 million equity investment in the restructured company from a fund managed by the private equity firm of Clayton, Dubilier & Rice Inc. ("CD&R").

     The CD&R-led fund has agreed to invest $270 million in the restructured USOP (upon completion of the self-tender and the spin-offs) for a 24.9% equity interest, plus warrants to purchase one additional share of common stock for each share of USOP stock acquired. If exercised, the warrants would give the CD&R-led fund approximately a one-third equity interest (on a fully diluted basis) in the restructured USOP. On a pro forma basis, giving effect to the spin-offs, the self-tender, and the CD&R investment, the restructured USOP would have approximately $1.3 billion of indebtedness at the closing of the transactions.

     The Company expects the restructuring transactions to be completed in the second calendar quarter of 1998. The transactions are subject to a number of conditions, including financing, approval of USOP shareholders, receipt of regulatory approvals, and completion of certain business reviews by CD&R.

Item 7. Financial Statements and Exhibits

        (c) Exhibits

        99 Investment Agreement dated January 12, 1998, by and between U.S. Office Products Company and CDR-PC Acquisition, L.L.C.

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                                      SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       U.S. OFFICE PRODUCTS COMPANY


                                       By:  /s/ Mark D. Director
                                            --------------------
                                            Mark D. Director
                                            Chief Administrative Officer,
                                            Secretary and General Counsel


Dated: January 16, 1998

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                                 EXHIBIT INDEX
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Exhibit
Number        Exhibit                                                          Page
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
99.1          Investment Agreement Dated January 12, 1998, by and between       --
              U.S. Office Products Company and CDR-PC Acquisition, L.L.C.
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